UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2012

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Termination of Employment Agreements and Entry into Severance Agreements

As previously noted in our 2012 proxy statement, our compensation committee engaged a new independent compensation consultant, Aon Hewitt, to review and comment on our existing compensation programs and to assist with the design of future programs that enhance our pay-for-performance philosophy and more closely align our compensation practices with shareholder value. In November 2012, Aon Hewitt completed a comprehensive study of our executive and director compensation.

Our comprehensive compensation study reviewed the employment, severance and change in control agreements among our peer group, including severance pay and triggers. After taking into account views of some of our shareholders received during our substantial ongoing shareholder outreach efforts, evolving market practices and our compensation study findings, our compensation committee has determined that it is in the best interests of the Company and our shareholders to eliminate the use of employment agreements for our named executive officers. Accordingly, on December 20, 2012, with each of our named executive officer’s full support and consent, our compensation committee terminated the employment agreements in place with: Boland T. Jones, our Chief Executive Officer; Theodore P. Schrafft, our President; David Trine, our Chief Financial Officer; and David Guthrie, our Chief Technology Officer, and we entered into severance agreements with each of them, effective January 1, 2013.

The severance agreements do not provide for a contractual right to base salary, bonus opportunities or perquisites. The severance agreements do not increase the amount of severance our named executive officers could receive upon termination of employment as compared to each officer’s previous employment agreement. We have not increased the severance amounts for Mr. Jones since 2005, for Mr. Schrafft since 2008 and for each of Messrs. Trine and Guthrie since 2009. The severance agreements:

•	substantially conform the definition of “Cause” for all of our named executive officers;
•	revise the restrictive covenants in order to comply with the state of Georgia’s recently enacted Restrictive Covenants Act, including an increase of the restricted period during which our named executive officers may not solicit any of our employees or customers to two years after the executive’s termination of employment and an increase of the time period during which our named executive officers cannot disclose confidential information to so long as such information is confidential; and
•	for Mr. Jones, changes the formula used to calculate the potential severance amount in his prior employment agreement from a multiple of his highest base salary and bonus to an average over the three years prior to his termination date and decreases the time period for his benefits continuation provided by his prior employment agreement.

The severance benefits to our named executive officers are described below:

Chief Executive Officer

The severance agreement for Mr. Jones provides that if we terminate his employment for any reason other than cause, death, disability or if he resigns for good reason, either before or after a change in control, Mr. Jones will be entitled to severance compensation equal to 2.99 times the greater of (1) the sum of his annual base salary in effect at the date of his termination plus 200% of his target cash bonus for the year in which his termination occurs or (2) the sum of the average annual base salary paid to him for any of the three calendar years prior to the date of termination plus 200% of the average cash bonus paid to him for any of the three calendar years prior to the date of termination. In addition, upon termination of Mr. Jones’ employment without cause or for good reason, he will continue to participate in any of our dental, disability, life or similar programs in which he participated immediately prior to termination for 18 months following the date of termination and in any of our medical or health plans and programs in which he participated immediately prior to such termination for a period of 24 months following the date of termination.

Other Named Executive Officers

The severance agreements for our other named executive officers provide that if we terminate the officer’s employment without cause either before or after a change in control or, if the officer terminates his employment for good reason following a change in control, the officer will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination and a pro-rata portion of any bonus earned with respect to the performance period in which the date of termination occurs. In addition to this severance amount, the officer will receive an amount equal to the cost of COBRA coverage for 18 months following the date of termination.

The foregoing description of these severance agreements is qualified in its entirety by the terms of the severance agreements, which are filed herewith as Exhibits 10.1 through 10.4 and incorporated herein by reference.

Item 8.01         Other Events.

New Stock Repurchase Program

On December 20, 2012, Premiere Global Services, Inc. announced that our board of directors had approved a new stock repurchase program authorizing the repurchase of up to an additional 5.0 million shares of our common stock. The repurchases will be made in the open market at prevailing market prices or in privately negotiated transactions in accordance with all applicable securities laws and regulations. Such repurchases may occur from time to time and may be discontinued at any time. There is no expiration date for the new stock repurchase program. We currently have approximately 47.3 million shares of common stock outstanding. We had nearly reached the authorized limit of 5.0 million shares under our prior stock repurchase program approved by our board in July 2011, with aggregate repurchases under that plan totaling approximately 4.4 million shares. The remaining approximately 600,000 shares currently available pursuant to that plan shall continue to be available for repurchase. A copy of the press release announcing the stock repurchase program is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Severance Agreement between the Company and Boland T. Jones dated December 20, 2012.
10.2	Severance Agreement between the Company and Theodore P. Schrafft dated December 20, 2012.
10.3	Severance Agreement between the Company and David E. Trine dated December 20, 2012.
10.4	Severance Agreement between the Company and David M. Guthrie dated December 20, 2012.
99.1	Press Release dated December 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date:December 20, 2012	By: /s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President – Legal, General Counsel and Secretary

EXHIBIT INDEX

10.1	Severance Agreement between the Company and Boland T. Jones dated December 20, 2012.

10.2	Severance Agreement between the Company and Theodore P. Schrafft dated December 20, 2012.

10.3	Severance Agreement between the Company and David E. Trine dated December 20, 2012.

10.4	Severance Agreement between the Company and David M. Guthrie dated December 20, 2012.

99.1	Press Release dated December 20, 2012.